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                                                           EX. 10.1


                          The Millbrook Press Incorporated
                               2 Old New Milford Road
                           Brookfield, Connecticut  06804



                                       December 13, 1996

Mr. Jeffrey Conrad
8 Mary Austin Place
Norwalk, Connecticut  06859

         Re:  EMPLOYMENT AGREEMENT

         Reference is made to the Employment Agreement between Jeffrey Conrad ("Conrad") and The Millbrook Press Inc. (the "Company") dated September 27, 1996 (the "Conrad Agreement"). This letter agreement hereby amends and supplements the Conrad Agreement as follows:

    1. Section 1.1 is hereby amended by deleting the words "of two years" and inserting in lieu thereof "of three years".

    2. Section 3.2 is hereby amended by (i) putting a period after "annual salary" on line 3 and (ii) deleting the balance of the paragraph after "annual salary" and inserting in lieu thereof

         "such incentive compensation will be based on your meeting or exceeding the annual budgeted amount of operating and net income as a percentage of sales. The budgeted figures are those submitted by the Company to and approved by the Board of Directors. Such submission and approval will be completed prior to June 15th of each year. Such incentive compensation shall be available provided you complete each fiscal year. Neither full nor partial incentive compensation will be paid unless your employment is continued through that date."

         "The Board at its discretion may provide additional compensation for exceeding the budgeted goals. For the fiscal year ended
         July 31, 1997, the incentive compensation will equal 10% of your base salary on an annual basis and the goals will be based on targets for the last seven months of the fiscal year ended July 31, 1997."

         "For such period the bonus will be paid if (i) the Company's operating loss is equal to less than negative



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         .59% (.0059) of the  Company's net sales for the period between
         January 1, 1997 and July 31, 1997; and (ii) the Company's net loss is equal to or less than negative .15% (.0015) of the Company's net sales for the period between January 1, 1997 and July 31, 1997."

    3. Section 8.1 of the Conrad Agreement shall be deleted in its entirety and replaced with the following:

         8.1 BY DEATH. Prior to the end of the Employment Term, your employment hereunder shall be terminated in the event of your death.

    If you agree with the foregoing, please so indicate by signing below and returning a copy of this letter agreement so executed to the Company.

                                  Very truly yours,

                                  The Millbrook Press Inc.

                                  /s/
                                  ----------------------------
                                  Name: Barry Fingerhut
                                  Title: Chairman of the Board


Agreed and Acknowledged:

/s/
----------------------------
Jeffrey Conrad